Exhibit 10.10

                             C&D TECHNOLOGIES, INC.

                     Supplemental Executive Retirement Plan

                  Amended and Restated as of February 27, 2001

                              W I T N E S S E T H:

     WHEREAS, C&D TECHNOLOGIES, INC. has adopted the C&D TECHNOLOGIES, INC. Supplemental Executive Retirement Plan, effective as of September 30, 1997, in order to provide supplemental retirement income to Executives whose benefits have been restricted under the Pension Plan and the Savings Plan.

     WHEREAS, C&D TECHNOLOGIES, INC., intends that the Plan be a nonqualified supplemental executive retirement plan to provide supplemental retirement income to certain employees who are considered part of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, whose benefits under the Pension Plan and the Savings Plan have been restricted by federal law.

     WHEREAS, C&D TECHNOLOGIES, INC. desires to amend and restate the Plan, effective as of February 27, 2001.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company hereby adopts the amended and restated Plan as follows:

1.   Definitions.  For purposes of this Plan, the following  definitions  apply:
     -----------

     (a) "Actuarial Equivalent" means an amount equal in value on an actuarial basis, as determined by an actuary selected by the Committee, based upon the UP-84 mortality table (unisex) with no setback and an annual interest rate of 7 1/4%.

     (b) "Affiliate" means any company or other entity, presently or in the future existing, which is affiliated with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" means (i) in the case where there is no employment or consulting agreement between the Company or an Affiliate and Executive, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), termination due to Executive's fraud, willful misconduct, gross negligence with respect to the Company or an Affiliate, or Executive's conviction of a felony; or (ii) in the case where there is an employment or consulting agreement between the Company or an Affiliate and Executive, termination that is or would be deemed to be for cause (or words of like import) as defined under such agreement. The Committee shall have sole discretion to determine whether Cause exists, and its determination shall be final, binding and conclusive.

     (e) "Change of Control" means the occurrence of any of the following: (i) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of any such plan acting in his or her capacity as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange
Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company;
(ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder of the Company owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction) and no person is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange
Act) of at least thirty percent (30%) of the shares of the resulting entity as contemplated by subparagraph (i) above; or (iii) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually or by prior operation of this subparagraph (iii), unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision. Notwithstanding the foregoing, no Change of Control of the Company shall be deemed to have occurred for purposes of this Plan by reason of any actions or events in which Executive participates in a capacity other than in his or her capacity as an executive of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Compensation Committee of the Board to which the Board has delegated its authority to administer this Plan on its behalf.

     (h) "Company" means C&D TECHNOLOGIES, INC. or any successor thereto.

     (i) "Disability" or "Disabled" means disability or disabled as defined in the Pension Plan.

     (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Executive" means an employee who is considered part of a select group of management or highly compensated employees, including the President and including direct reports to the Chief Executive Officer of the Company and other key employees as from time to time may be designated by the Board. Executives who are designated by the Board to participate in the Plan are listed on Appendix A. The Board may at any time add additional Executives to Appendix A and exclude any Executive from future participation in this Plan, except that any such exclusion shall not reduce any benefit previously accrued hereunder.

     (m) "Maximum Annual Benefit" means an amount calculated by subtracting from the Retirement Factor: (i) the annual accrued benefit as of the Qualifying Event (based on a monthly single life annuity) payable at normal retirement age (as defined in the Pension Plan); (ii) one-half of Executive's Social Security Benefit as of the Qualifying Event; and (iii) the annual single life annuity payable at age 65 based on the Actuarial Equivalent of Executive's account under the Savings Plan as of the Qualifying Event solely attributable to matching contributions made by the Company. Notwithstanding anything in this Section 1
(m) to the contrary, the calculation of the Maximum Annual Benefit shall be based solely on full and consecutive years of employment with the Company or an Affiliate and shall cease to accrue and vest after an Executive's date of termination with the Company or an Affiliate.

     (n) "Pension Plan" means the C&D TECHNOLOGIES, INC. Pension Plan for Salaried Employees, as amended from time to time.

     (o) "Plan" means this C&D TECHNOLOGIES, INC. Supplemental Executive Retirement Plan, as amended from time to time.

     (p) "President" means Wade H. Roberts, Jr. upon the commencement of his employment with the Company as President of the Company.

     (q) "Qualifying Event" means the first to occur of any of the following events while Executive is employed by the Company or an Affiliate: (i) retirement on or after attainment of age 65; (ii) early retirement before age 65 and after age 62; and (iii) occurrence of a Change of Control.

     (r) "Retirement Factor" means $100,000 indexed annually by 4% beginning September 30, 1998 or such other amount and index factor specified by the Board in its sole discretion and listed on Appendix A next to the name of the Executive. In the event that no amount or index is specified on Appendix A next to the name of the Executive, the Retirement Factor shall be $100,000 indexed annually by 4% beginning September 30, 1998. Notwithstanding anything herein to the contrary, an Executive's Retirement Factor shall cease to be subject to any indexing on and after the date that an Executive terminates his or her employment with the Company or its Affiliates.

     (s) "Savings Plan" means the C&D TECHNOLOGIES, INC. Savings Plan, which is the Code Section 401(k) Plan maintained by the Company, as amended from time to time.

     (t) "SERP Benefit" means the vested benefit payable under this Plan.

     (u) "Social Security Benefit" means the amount of Executive's social security benefit that would be payable upon the Executive's attainment of age 65, calculated by the Company's actuary in accordance with reasonable actuarial assumptions.

     (v) "Subsidiary" means a subsidiary corporation under Section 424(f) of the Code.

2.   Covenant Not to Compete.
     ------------------------

     (a) Except in the case of payment of the SERP Benefit to Executive upon a Change of Control, during the period for which the SERP Benefit is paid and during the period following Executive's termination of employment with the Company or an Affiliate, Executive shall not, without having first obtained the written consent of the Board, perform consulting or other services for, or have any position with (whether as director, officer, employee, consultant, agent or otherwise) or ownership interest in any business or organization which, in the sole opinion of the Board, is engaged in any activity which is in competition with the business then being conducted by the Company or any Affiliate. The term "ownership interest" as used in the preceding sentence includes a proprietorship, partnership, joint venture, stock or other equity interest of five percent (5%) or more held of record or beneficially by Executive.

     (b) Except in the case of payment of the SERP Benefit to Executive upon a Change of Control, if Executive terminates his or her employment with the Company or an Affiliate and performs service for a competitor, as defined in paragraph 2(a) above, he or she shall forfeit all rights, privileges and claims hereunder and to any SERP Benefit and all rights of Executive, his or her spouse, his or her designees and his or her estate to any such SERP Benefit shall terminate and be forfeited (to the maximum extent permitted by law).

3.   Eligibility for and Calculation of SERP Benefit.
     -----------------------------------------------

     (a) PAYMENT DATE. Except with respect to an Executive's death or Disability, the Company shall pay the SERP Benefit to Executive beginning on the first of the month following the date on which a Qualifying Event occurs. Notwithstanding the foregoing, in the event that Executive shall have terminated employment (other than due to death or Disability) with the Company or an Affiliate prior to a Qualifying Event but on or after the date Executive becomes fully vested under Section 3(f) of the Plan, the Company shall pay the SERP Benefit to Executive beginning on the first of the month following the earlier of: (i) attainment of age 65; or (ii) occurrence of a Change of Control. In the event that Executive becomes Disabled or dies, the SERP Benefit shall be payable in accordance with Section 5 or 6, respectively.

     (b) CALCULATION OF SERP BENEFIT. (i) STANDARD CALCULATION. Except with respect to a Change of Control and except as specifically provided in paragraph 3(b)(iii) below with respect to the President, Executive shall not accrue a SERP Benefit if the Qualifying Event occurs before Executive has completed seven and one-half (7.5) full and consecutive years of employment with the Company or an Affiliate. If the Qualifying Event occurs on or after seven and one-half (7.5) full and consecutive years of employment with the Company or an Affiliate, the SERP Benefit for any Executive (including, without limitation, the President) shall be calculated by multiplying (i) the Maximum Annual Benefit by (ii) the appropriate percentage from the following schedule:

    Years of Employment
 Prior to Qualifying Event       Percentage Benefit
 -------------------------       ------------------
       less than 7.5                     0%
            7.5                          50%
             8                          53.3%
             9                           60%
            10                          66.7%
            11                          73.3%
            12                           80%
            13                          86.7%
            14                          93.3%
        15 or more                      100%

         Example 1 - For an unmarried Executive who leaves after 15 years:
         ---------
                       $100,000         (Assumed retirement in 1997)
                       - 35,000         Age 65 Pension Plan Benefit
                       - 15,000         1/2 Age 65 Social Security Benefit
                        - 5,000         Age 65 Savings Plan Benefit Annuity
                       --------
                      $  45,000         Maximum Annual Benefit
                          x 100%        Percentage Benefit @ 15 years
                       ---------
                      $  45,000*        Annual Age 65 SERP Benefit

         Example 2 - For an unmarried Executive who leaves after 10 years:
         ---------
                       $100,000         (Assumed retirement in 1997)
                       - 35,000         Age 65 Pension Plan Benefit
                       - 15,000         1/2 Age 65 Social Security Benefit
                        - 5,000         Age 65 Savings Plan Benefit Annuity
                       --------
                      $  45,000         Maximum Annual Benefit
                             66.7%      Percentage Benefit @ 10 years
                       ----------
                      $  30,015*        Annual Age 65 SERP Benefit

* To be adjusted on an Actuarial Equivalent basis for no other than a single life annuity.

(ii) CHANGE OF CONTROL CALCULATION. If the Qualifying Event is a Change of Control, the SERP Benefit for any Executive who has completed at least five (5) full and consecutive years of employment with the Company or an Affiliate, shall be calculated by multiplying
(i) the Maximum Annual Benefit by (ii) a fraction (not to exceed 1), the numerator of which is Executive's number of his or her full and consecutive years of employment with the Company or an Affiliate that the Executive would have had if he or she were continuously employed through age 65, and the denominator of which is 15. If the Qualifying Event is a Change of Control, the SERP Benefit for any Executive who has completed less than five (5) full and consecutive years of employment with the Company or an Affiliate, shall be calculated in accordance with the immediately preceding sentence multiplied by fifty percent (50%).

         EXAMPLE 1 - For an unmarried Executive at age 62 with 10 years of employment with the Company or an Affiliate and the Qualifying Event is a Change of Control occurring in 1997 (due to the Change of Control, Executive is credited with 3 additional years of employment as if he or she were continuously employed through age 65):

                       $100,000         (Assumed retirement in 1997)
                       - 35,000         Age 65 Pension Plan Benefit
                       - 15,000         1/2 Age 65 Social Security Benefit
                        - 5,000         Age 65 Savings Plan Benefit Annuity
                       --------
                      $  45,000         Maximum Annual Benefit
                             86.7%      Percentage Benefit @ 13 years
                       ----------
                      $ 39,015*         Annual Age 65 SERP Benefit
                                        (To Be Converted into a Lump
                                        Sum Payment under Section 7)

* To be adjusted on an Actuarial Equivalent basis for forms other than a single life annuity.

(iii) Accelerated Calculation for President. Except with respect to a Change of Control, if, prior to the President's completion of seven and one-half (7.5) full and consecutive years of employment with the Company or an Affiliate, the President is involuntarily terminated by the Company without Cause or the Company does not renew the President's employment agreement, the President's SERP Benefit shall be calculated by multiplying (i) the Maximum Annual Benefit by (ii) the appropriate percentage from the following schedule:

    Years of Employment
 Prior to Qualifying Event       Percentage Benefit
 -------------------------       ------------------
        less than 4                      0%
             4                           25%
             5                         31.25%
             6                         37.50%
             7                         43.75%
            7.5                          50%

     (c) NORMAL FORM OF SERP BENEFIT. An Executive who is not married at the time of a Qualifying Event shall receive the SERP Benefit in the form of a single life annuity, providing for monthly benefits for the life of Executive, with payments ceasing upon Executive's death. Subject to Section 3(d) below, an Executive who is married at the time of a Qualifying Event shall receive the SERP Benefit in the form of a joint and fifty percent (50%) survivor annuity, which provides for benefits to be paid monthly to Executive for life, and if his or her spouse at the time of the Qualifying Event survives him or her, for the spouse's life or until the spouse remarries, whichever comes first, monthly payments in an amount equal to fifty percent (50%) of the monthly amount received by Executive while alive.

     (d) OPTIONAL FORM OF SERP BENEFIT FOR MARRIED EXECUTIVES. Except in the case of death prior to commencement of the SERP Benefit which is governed by
Section 6(a) or in the case of a Change of Control which is governed by Section 7, the Executive shall have the right, in a writing filed with the Committee, to elect (subject to the written consent of a married Executive's spouse in a form specified by the Committee) to have his or her SERP Benefit paid in the form of a single life annuity (providing for monthly benefits for the life of Executive, with payments ceasing upon Executive's death); provided, that such election is made and filed with the Committee at least one (1) year prior to the Executive's Qualifying Event. Such an election may be revoked by Executive at any time or from time to time by written notice filed with the Committee at least one (1) year prior to Executive's Qualifying Event.

     (e) ACTUARIAL EQUIVALENCE. The normal form of SERP Benefit for an Executive who is not married at the time of a Qualifying Event shall be a single life annuity. The normal form of SERP Benefit for an Executive who is married at the time of a Qualifying Event shall be the Actuarial Equivalent of a single life annuity payable in the form of a joint and fifty percent (50%) survivor annuity.

     (f) VESTING OF SERP BENEFIT. An Executive's rights under this Plan to any SERP Benefit shall be fully vested and nonforfeitable, except as set forth in paragraph 2 hereof, solely upon the earlier of the: (i) completion of seven and one-half (7.5) years of full and consecutive employment with the Company or an Affiliate; or (ii) occurrence of a Change of Control. Notwithstanding the foregoing, in the event that, prior to the President's completion of seven and one-half (7.5) full and consecutive years of employment with the Company or an Affiliate, the President is involuntarily terminated by the Company without Cause or the Company does not renew the President's employment agreement, the President's rights to any SERP Benefit shall be fully vested and nonforfeitable, except as set forth in paragraph 2 hereof, solely upon the earlier of the: (i) completion of four years of full and consecutive employment with the Company or an Affiliate; or (ii) occurrence of a Change of Control. Notwithstanding anything herein to the contrary, Executive (including, without limitation, the President) shall not have any rights to a SERP Benefit in the event Executive (including, without limitation, the President) is terminated by the Company or an Affiliate for Cause.

4.   Reduction for Early Retirement of Executive.
     --------------------------------------------

     The SERP Benefit of an Executive who retires from the Company or an Affiliate before age 65 and after age 62 shall be reduced by seven percent (7%) per year prior to age 65 and shall be paid on the first of the month following the Qualifying Event.

5.   Disability of Executive.
     ------------------------

     (a) DISABILITY WHILE EMPLOYED. In the event that Executive becomes Disabled while employed by the Company or an Affiliate, he or she shall cease to accrue benefits under this Plan. Such Executive shall be entitled to retire and receive a SERP Benefit at age 65 under the terms of this Plan if he or she remains Disabled until age 65. If such Executive does not remain Disabled, any SERP Benefit to which he or she is eligible to receive hereunder or his or her right to participation hereunder shall be determined under the provisions of this Plan as of the date his or her Disability ceases. In the event that Executive is no longer disabled and he or she becomes reemployed by the Company or an Affiliate immediately following such Disability, then Executive: (i) shall begin to accrue benefits under this Plan from the date of reemployment; and (ii) shall not be entitled to any accruals during the period during which Executive was Disabled. Notwithstanding anything herein to the contrary, Executive's full and consecutive years of employment with the Company or an Affiliate prior to the Disability shall be added to Executive's full and consecutive years of employment with the Company or an Affiliate after the Disability for purposes of vesting under Section 3(f) of the Plan and for purposes of calculating the SERP Benefit under Section 3(b) of the Plan.

     (b) DEATH WHILE DISABLED. Death benefits, if any, shall be paid to the spouse of a Disabled Executive in accordance with Section 6.

6.   Death of Executive.
     -------------------

     (a) PRIOR TO COMMENCEMENT OF THE SERP BENEFIT. In the event of the death of Executive, his or her spouse to which he or she must have been married to for over one (1) year immediately prior to his or her death, shall be entitled to a monthly single life annuity equal to fifty percent (50%) of the SERP Benefit to which Executive would have received as a single life annuity if he or she had retired on his or her date of death, payable beginning the first of the month following the date he or she would have attained age 65.

     (b) AFTER COMMENCEMENT OF THE SERP BENEFIT. In the event of the death of Executive after commencement of the SERP Benefit, Executive's spouse shall be entitled to a SERP Benefit solely to the extent provided under the form of benefit payable to Executive and elected (subject to spousal consent, if applicable) under Section 3 of the Plan.

     (c) Spousal benefits shall terminate upon remarriage of spouse.

7.   Change of Control.
     ------------------

     Notwithstanding anything herein to the contrary, a Qualifying Event due to a Change of Control will result in a SERP Benefit, payable to Executive (or, in the case of death, Executive's spouse) in an Actuarial Equivalent single lump sum as soon as administratively feasible following the date of the Change of Control (but in no event later than the first of the month following the Change of Control), equal to the SERP Benefit that would have been payable to Executive at age 65 as accrued as of the Qualifying Event, except with respect to the crediting of additional years of employment (as if the Executive were continuously employed through age 65) for the purpose of calculating the Percentage Benefit under Section 3(b) of the Plan. Without limiting the generality of the foregoing, an Executive or spouse who has commenced receiving payment of his or her SERP Benefit prior to a Change of Control, shall receive, upon a Change of Control, an Actuarial Equivalent single lump sum payment based on the remainder of the SERP Benefit that would have otherwise been paid under the Plan had the Change of Control not occurred.

         Example 4  -
         ---------

              $  39,015   Maximum Annual Benefit
              x  6.5826   Lump Sum Conversion Factor (Based on Age on
                            Change of Control)*
              ---------
              $256,820 Change of Control SERP Benefit

              *Conversion factor will vary based on age. Example is
               based on age 62.



8.       Funding.
         --------

     (a) GENERAL ASSETS. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Executive, the Executive's spouse or any other person. All benefits and rights described under this Plan shall be and remain unsecured obligations of the Company. The Company may prefund all or any portion of such benefits or rights and may enter into a trust agreement solely for such purpose (a "grantor trust" under the Code); provided that the assets of any such trust fund shall be considered general assets of the Company and shall be subject to the claims of the Company's general creditors. None of the Executive, the Executive's spouse or any estate of such Executive or spouse shall have an interest, vested or otherwise, in any trust fund hereunder or a secured or preferred position with respect thereto or shall have any claim thereto other than as a general creditor of the Company.

     (b) CHANGE OF CONTROL. Any trust hereunder shall be revocable by the Company until the occurrence of a Change of Control, at which time the trust, if any, shall become irrevocable.

9.   Construction of Agreement.
     --------------------------

     (a) Any powers reserved by the Board under this Plan may be exercised by the Committee which shall have general responsibility for the administration and interpretation of the Plan including selection of participants, determinations of years of employment for purposes of this Plan, and compliance, if required, with reporting and disclosure rules of ERISA. Any determination or interpretation of the Board or the Committee with respect to the Plan shall be final, binding and conclusive on all persons.

     (b) If the Board shall find that any person to whom any amount is payable under this Plan is unable to care for his or her affairs because of illness, accident or physical or mental incapacitation, is a minor, has died, or for any other reason shall be incapable of properly or legally receiving benefits to which he or she is entitled to under this Plan, then any SERP Benefit due him or her or his or her spouse may, if the Board so elects, be paid to his or her Beneficiary. Any such payment shall be in complete discharge of the liability of the Company therefor.

     (c) Neither this Plan nor any action taken hereunder shall be construed as giving Executive the right to be retained or continue in the employ of the Company or an Affiliate or as evidence of any agreement by the Company or an Affiliate to employ Executive in any particular position or at any particular rate of remuneration or affect the right of the Company or an Affiliate to dismiss Executive.

     (d) The making of this Plan does not constitute or create an employment agreement between the Company or an Affiliate and Executive or give Executive any legal or equitable right against the Company or an Affiliate, its agents, or its successors or assigns, except as expressly provided by this Plan.

     (e) Any SERP Benefit payable under this Plan shall not be deemed salary or other compensation to Executive for the purpose of computing benefits to which Executive may be entitled under any pension or profit-sharing plan or other arrangement of the Company for the benefit of its employees nor shall anything contained herein affect any rights or obligations which Executive may have under any pre-existing agreement with the Company or an Affiliate .

     (f) Employment, compensation paid, and insurance or other disability, retirement, or death benefits or health plans to be taken into account under this Plan shall include employment, compensation paid, and insurance or other benefits or plans provided by any Affiliate or organization which Executive served at the request of the Company.

10.  Assignment and Nonalienation of SERP Benefit.
     ---------------------------------------------

     (a) This Plan shall be binding upon and inure to the benefit of (i) the Company and its successors, assigns and any purchaser of either the Company or its assets; and (ii) Executive, his or her heirs, executors, administrators and legal representatives.

     No amount payable at any time under this Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be null and void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under this Plan, or any part thereof, or if by reason of his or her bankruptcy or other event happening at any such time such amount would be made subject to his or her debts or liabilities or would otherwise not be enjoyed by him or her, then the Board, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, in such manner and proportion as the Board may deem proper.

11.  Administration.
     ---------------

     (a) ADMINISTRATION OF PLAN. The Board and the Committee shall have full power and responsibility to administer this Plan. The Board may, in its sole discretion, appoint a committee, an agent or agents to carry out designated administrative functions.

     (b) LEGAL, ACCOUNTING, CLERICAL AND OTHER SERVICES. The Board may authorize one or more of its members, the Committee or the management of the Company to act on its behalf and may contract for legal, accounting, clerical and other services to carry out the purposes of this Plan. All expenses of the Board in this regard shall be paid by the Company.

     (c) CLAIMS PROCEDURE. The Committee shall be responsible for determining all claims for benefits under this Plan by Executive or his or her spouse. Within ninety (90) days after receiving a claim (or within up to one hundred eighty (180) days, if the claimant is so notified, including notification of the reason for the delay), the Committee shall provide adequate notice in writing to any Executive or spouse whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. The Executive or spouse will be given an opportunity for a full and fair review by the Committee of the decision denying the claim. The Executive or spouse shall be given sixty
(60) days from the date of the notice denying any such claim to request such review by written notice to the Committee. Within sixty (60) days after receiving a request for review, the Committee shall notify the claimant in writing of (i) its decision; (ii) the reasons therefor; and (iii) the Plan provisions upon which it is based. The Committee may at any time alter the claims procedure set forth herein, so long as the revised claims procedure complies with ERISA, and the regulations issued thereunder.

     (d) LIMITATION OF LIABILITY. No officer of the Company or member of the Committee, the Board or any of its authorized agents acting under this Plan shall be liable for any action taken or omitted in good faith hereunder or for exercise of any power given hereunder or for the actions of other members of the Board or the Committee with regard to the Plan. As a condition precedent to the establishment of this Plan or the receipt of benefits hereunder, or both, such liability, if any, is expressly waived and released by Executive, his or her spouse and all persons claiming under or through Executive or his or her spouse. Such waiver and release shall be conclusively evidenced by the acceptance of any benefits under this Plan.

     (e) INDEMNIFICATION. Each officer of the Company or member of the Board or the Committee, whether or not acting under this Plan, shall be indemnified by the Company against expenses (other than amounts paid in a settlement to which the Company does not consent) reasonably incurred by him or her in connection with any action to which he or she may be a party by reason of performance of administrative functions and duties under this Plan, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the officer or member of the Board or the Committee may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification pursuant to the by-laws of the Company.

12.  Amendment and Termination.
     --------------------------

     The Board has the right at any time and from time to time to amend or terminate (whether retroactively or otherwise) this Plan for any reason in any manner which does not reduce any benefit previously accrued hereunder.

13.  Miscellaneous.
     --------------

     (a) GOVERNING LAW. Except to the extent preempted by federal law, this Plan shall be governed by the laws of the Commonwealth of Pennsylvania from time to time in effect without regard to its conflict of law provisions.

     (b) WITHHOLDINGS. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of this Plan.

     IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed this 27th day of February, 2001.


                 By: /s/ Wade H. Roberts, Jr.
                     ----------------------------------------

                 Title: President and Chief Executive Officer

                                   APPENDIX A
                                   Executives


A.   PARTICIPATION EFFECTIVE BEGINNING OCTOBER 22, 1998:

                                        Retirement Factor
                                        -----------------

         Wade H. Roberts, Jr.     $125,000, indexed annually by 4% beginning
                                  September 30, 1999 which, upon election to the position of Chief Executive Officer, shall be replaced with $150,000, indexed annually by 4% beginning September 30, 1999.


B.   PARTICIPATION EFFECTIVE BEGINNING OCTOBER 6, 1998:

         Mark Z. Sappir


C.   PARTICIPATION EFFECTIVE BEGINNING SEPTEMBER 30, 1997:

         1.   A. Gordon Goodyear
         2.   Dr. Leslie Holden
         3.   Paul Kambouroglou
         4.   Stephen E. Markert, Jr.
         5.   Larry Moore
         6.   John Murray
         7.   Stephen Weglarz

         Notwithstanding anything herein to the contrary, an Executive's effective date of participation shall be effective on the date specified above, provided that such Executive is actively employed by the Company or an Affiliate on such date.

D.   PARTICIPATION EFFECTIVE BEGINNING NOVEMBER 30, 1999:

         1.  Charles R. Giesige

         Notwithstanding anything herein to the contrary, only Mr. Giesige's service with the Company from March 1, 1999 is to be recognized for purposes of vesting, or calculation of his SERP Benefit. (That is, Mr. Giesige's prior service with Johnson Controls, Inc. will not be recognized for purposes of such calculation in any event, nor will Mr. Giesige's Maximum Annual Benefits be reduced by any qualified retirement program benefits sponsored by Johnson Controls, Inc.)

         2.  Linda R. Hansen

         3.  Bernie Radecki

E.   PARTICIPATION EFFECTIVE BEGINNING MAY 23, 2000:

         1.   Dr. Kathryn Bullock

         2.   Dr. John Rich


F.   PARTICIPATION EFFECTIVE BEGINNING FEBRUARY 27, 2001.

         1.  John A. Velker



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